                   SCHEDULE 14A-INFORMATION REQUIRED IN PROXY

                                   STATEMENT

                            SCHEDULE 14A INFORMATION

              PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[    ]  Preliminary Proxy Statement
[    ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
        14a-6(e)(2)
[ X  ]  Definitive Proxy Statement
[    ]  Definitive Additional Materials
[    ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                    NATIONAL BANCSHARES CORPORATION OF TEXAS

Payment of Filing Fee (Check the appropriate box):

[ X  ]  No fee required.
[    ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

         1) Title of each class of securities to which transaction applies:

            -------------------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:

            -------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            -------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:

            -------------------------------------------------------------------
         5) Total fee paid:

            -------------------------------------------------------------------
[    ]   Fee paid previously with preliminary materials.
[    ]   Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

            -------------------------------------------------------------------
         2) Form, Schedule or Registration Statement No.:

            -------------------------------------------------------------------
         3) Filing Party:

            -------------------------------------------------------------------
         4) Date Filed:

            -------------------------------------------------------------------

             [NATIONAL BANCSHARES CORPORATION OF TEXAS LETTERHEAD]


April 18, 1997



Dear Shareholder,

You are cordially invited to attend the 1997 Annual Meeting of Shareholders of National Bancshares Corporation of Texas to be held on Friday, May 16, 1997 at 10:00 a.m. at the Plaza San Antonio Hotel in San Antonio, Texas. We look forward to this opportunity to update you on the current activities of the Company.

The notice of meeting and proxy statement following this letter describe the business expected to be transacted at the meeting. Whether or not you expect to be present and regardless of the number of shares you own, please mark, sign and mail the enclosed proxy card in the envelope provided so that your shares will be represented.


Sincerely,


/s/ JAY H. LUSTIG

Jay H. Lustig
Chairman of the Board



/s/ MARVIN E. MELSON

Marvin E. Melson
President

                    NATIONAL BANCSHARES CORPORATION OF TEXAS
                               104 EAST MANN ROAD
                              LAREDO, TEXAS  78042


--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 16, 1997
--------------------------------------------------------------------------------

To the Shareholders of National Bancshares Corporation of Texas:


         NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders of National Bancshares Corporation of Texas, a Texas corporation, will be held at The Plaza San Antonio Hotel in San Antonio, Texas on Friday, May 16, 1997, at 10:00 a.m. for the following purposes:

         (1) To elect five directors to serve until the 1998 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

         (2) To approve the appointment of auditors for the 1997 fiscal year; and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

         In accordance with the bylaws of the Company and a resolution of the Board of Directors, the record date for the meeting has been fixed at April 4, 1997. Only shareholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

         Shareholders who do not expect to attend the meeting in person are urged to sign the enclosed proxy card and return it promptly in the accompanying envelope. This will ensure that your vote is counted, whether or not you are able to be present.



By order of the Board of Directors,

/s/ MARVIN E. MELSON

Marvin E. Melson
President and Secretary



April 18, 1997

                    NATIONAL BANCSHARES CORPORATION OF TEXAS
                               104 EAST MANN RD.
                              LAREDO, TEXAS 78042

--------------------------------------------------------------------------------
             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 16, 1997
--------------------------------------------------------------------------------

         This statement is furnished in connection with the solicitation of proxies by the Board of Directors of National Bancshares Corporation of Texas, a Texas corporation (the "Company"), to be used at the 1997 Annual Meeting of Shareholders on Friday, May 16, 1997, at 10:00 a.m., or at any adjournment thereof. This proxy statement and the accompanying proxy card are being mailed to shareholders beginning on or about April 18, 1997.

         The Company's Annual Report to Shareholders for the year ended December 31, 1996 is being furnished with this Proxy Statement to the shareholders of record on April 4, 1997. The Annual Report to Shareholders does not constitute a part of the proxy soliciting material.

                               VOTING AND PROXIES

         Only holders of record of the Company's Common Stock, par value $.001 (the "Common Stock"), at the close of business on April 4, 1997, will be entitled to vote at the meeting. There were 4,658,734 shares of Common Stock outstanding on the record date. Each share of Common Stock outstanding is entitled to one vote. A majority of the shares outstanding will constitute a quorum at the meeting.

         All shares represented by proxies will be voted in accordance with the shareholders' directions. If the proxy card is signed and returned without any direction given, shares will be voted in accordance with the recommendations of the Board of Directors as described in this proxy statement. Any shareholder giving a proxy may revoke it at any time before the proxy is voted by giving written notice of revocation to the Secretary of the Company, by submitting a later-dated proxy or by attending the meeting and voting in person.

         The election of each nominee for director requires a plurality of the votes cast. The affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy is required for approval of the appointment of auditors. Abstentions and broker non-votes will be included in determining the presence of a quorum at the meeting. Abstentions and broker non-votes will not be included in determining the number of votes cast on any matter.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

         The bylaws of the Company provide for a Board of Directors of five (5) members. All of the current directors have been nominated by the Board of Directors for re-election to serve until the 1998 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The current directors are Jay H. Lustig, Marvin E. Melson, H. Gary Blankenship, John W. Lettunich, and Charles T. Meeks. The Board of Directors recommends a vote FOR such nominees.

         The nominees named in the accompanying proxy, who have been designated by the Board of Directors, intend to vote for the above mentioned nominees for election as directors, unless otherwise specified. Such nominees have indicated a willingness to serve as directors, but should any of them decline or be unable to serve, the persons named as proxies may vote for another person in the place of such nominee according to their best judgment and in the interest of the Company.

         The following information is furnished with respect to each of the nominees. Such information includes all positions with the Company and principal occupations during the last five years.

NOMINEES FOR ELECTION

         JAY H. LUSTIG. Mr. Lustig, age 42, has been Chairman of the Board of the Company since May 1992. Mr. Lustig has been the Chairman of the Board and CEO of NBI, Inc., a publicly traded holding company, since 1993. In May 1995, Mr. Lustig became President of Equibond, Inc., an investment firm based in Santa Monica, California. From September 1988 to May 1995, Mr. Lustig had been associated with Drake Capital Securities, Inc., an NASD member, via J.H.L. Holdings, Inc., a personally owned investment holding company.

         MARVIN E. MELSON, age 61, has been a Director, President, and Secretary of the Company since May 1992; Chairman of the Board of NBC-Laredo and a Director of NBC-Eagle Pass and NBC-Rockdale since May 1992; and President of NBC-Laredo since August 1993; and Director of The First National Bank in Luling, Luling, Texas since September 1996. Mr. Melson served as Executive Vice President and Commercial Loan Officer at Laredo National Bank, Laredo, Texas, from August 1989 to May 1992. From March 1981 to August 1989, Mr. Melson served as Chairman of the Board and President of NBC-Laredo.

         H. GARY BLANKENSHIP, age 56, has been a Director of the Company since May 1992. Mr. Blankenship has been Chairman and CEO of Greater Southwest Bancshares, Inc., and its subsidiary, Bank of the West, Irving, Texas, since 1986 (neither of which entities is affiliated with the Company).

         JOHN W. LETTUNICH, age 67, has been Chairman of the Board, President and CEO of NBC-Eagle Pass since 1989, and became a Director of the Company in March 1995.

         CHARLES T. MEEKS, age 62, has been a Director of the Company since March 1995. Mr. Meeks was Senior Vice President, Alex Sheshunoff Management Services, Inc., from February 1989 to June 1994. Since July 1994, Mr. Meeks has been the principal of the Charles T. Meeks Company, a bank consulting firm. Mr. Meeks is also Chairman of the Board of Texline State Bank in Texline, Texas.

         No family relationships exist among the named executive officers and directors of the Company.



            INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS


MEETINGS AND COMPENSATION OF DIRECTORS

         During the fiscal year ended December 31, 1996, the Board of Directors held four (4) meetings. During the fiscal year ended December 31, 1996, no director attended fewer than seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he has been a director, and (ii) the total number of meetings held by all committees on the Board of Directors on which he has served.

         Each outside director receives $1,500 for attending each meeting of the Board of Directors of the Company and is eligible to participate in certain of the Company's stock option plans.

AUDIT COMMITTEE

         The Audit Committee of the Board of Directors, which currently consists of H. Gary Blankenship, John Lettunich, and Charles T. Meeks met one
(1) time during the 1996 fiscal year. The functions of the Audit Committee are to recommend the selection of independent accountants, review and recommend approval of annual audited financial statements, and review significant changes in accounting policies and procedures. In addition, the Audit Committee reviews the adequacy of internal controls and record-keeping systems, reviews compliance with applicable regulations and policies (including environmental regulations and policies on insider trading), and monitors litigation, fraud, and conflict of interest and their potential impact on financial results.

COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors currently consists of Jay H. Lustig, H. Gary Blankenship and Charles T. Meeks. The Compensation Committee met two (2) times during the 1996 fiscal year. The functions of the Compensation Committee are to review the compensation of officers and other management personnel and to make recommendations concerning such compensation. The Compensation Committee also administers the employee benefit plans of the Company, including the Company's 1995 Stock Plan ("the 1995 Plan"). No officer of the Company is a member of the Compensation Committee.

NOMINATING COMMITTEE

         The Board of Directors acts as the Company's Nominating Committee.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Banks, from time to time, have entered into transactions with their respective directors, executive officers, and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties at December 31, 1996 and 1995, was $3,702,000 and $4,847,000, respectively. None of such transactions have been entered into with the Company's Chairman of the Board, Mr. Lustig or directors, Messrs. Blankenship, Lettunich or Meeks in 1996 or 1995. During the years ended December 31, 1996 and 1995, new loans to such related parties amounted to $1,580,000 and $660,000, respectively, and repayments amounted to $2,725,000 and $742,000, respectively. During fiscal year 1996, Mr. Melson had loans outstanding of, at a high, $285,000 of which $70,000 was outstanding at fiscal year end. During fiscal year 1995, Mr. Melson had loans outstanding at a high, $88,000 of which $83,000 was outstanding at year end. At December 31, 1996 and 1995, the percentage of shareholders' equity represented by aggregate loans to insiders was 9% and 17%, respectively.


          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities Exchange Commission and to provide copies of such reports to the Company. Based upon the Company's review of copies of such reports received by the Company and written representations of its directors and executive officers, the Company believes that during the year ended December 31, 1996, all Section 16(a) filing requirements were satisfied except for an inadvertent late filing of a Form 4 by Charles T. Meeks.

                     STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

         The following table sets forth information as of March 10, 1997, as to shares of Common Stock beneficially owned by (i) each director of the Company,
(ii) the directors and executive officers of the Company as a group, and (iii) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock. Except as otherwise indicated and subject to applicable community property laws, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished by the respective individual or entities, as the case may be.


                                                                                  SHARES         % OF TOTAL
                                                                               BENEFICIALLY        SHARES
                                                                                   OWNED         OUTSTANDING
                                                                                   -----         -----------
5% SHAREHOLDERS, OFFICERS AND DIRECTORS(1)
---------------------------------------
Jay H. Lustig(5)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       303,475           6.37%

Marvin E. Melson(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . .       127,965           2.69%

H. Gary Blankenship(2)  . . . . . . . . . . . . . . . . . . . . . . . . . .        37,562              *

John W. Lettunich(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . .        62,568           1.31%

Charles T. Meeks(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . .        26,000              *

Hakatak Enterprises, Inc., Nominee (4)  . . . . . . . . . . . . . . . . . .       300,000           6.30%

Heinz Steinman  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       263,771           5.54%

All directors and  executive officers as a group (7 persons)(6) . . . . . .       595,763          12.50%

---------------------
*   Less than one percent

(1) The business address of the directors and officers of the Company is the Company's business address; the mailing address of Hakatak Enterprises, Inc. is P.O. Box 1623, Pacific Palisades, CA 90272; and the mailing address of Mr. Steinman is 5797 Cedar Street, P.O. Box 327, Wrightwood, CA 92397.
(2) The number of shares beneficially owned by Messrs. Blankenship and Meeks includes 21,000 shares of Common Stock reserved for issuance under stock options which are exercisable by each of them within sixty (60) days of March 10, 1997.
(3) The number of shares beneficially owned by Messrs. Melson and Lettunich includes 17,334 and 17,000 shares of Common Stock reserved for issuance under stock options which are exercisable by each of them within sixty (60) days of March 10, 1997.
(4) Hakatak Enterprises, Inc., Nominee, holds its shares as nominees for HP Partners, a California limited partnership, Tamir Hacker, an individual, and Tamir and Teri Hacker as joint tenants. Of the shares held by Hakatak Enterprises, Inc., Nominee, 270,000 are for HP Partners, 15,000 are for Tamir Hacker and 15,000 are for Tamir and Teri Hacker.
(5) The number of shares beneficially owned by Mr. Lustig includes 267,225 shares of Common Stock owned of record; 22,250 shares of Common Stock owned by his wife and children and 14,000 shares of Common Stock options which are exercisable within sixty (60) days.
(6) The number of shares of Common Stock beneficially owned by the directors and officers as a group includes 61,667 shares of Common Stock reserved for issuance under stock options which are exercisable within sixty (60) days. See footnotes (2) ,(3) and (5) above.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth summary compensation information with respect to the Company's chief executive officer, and the four most highly compensated executive officers of the Company who earn over $100,000 in annual salary and bonus ("the Named Executives"), for the years ended December 31, 1996, 1995 and 1994:


                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION                    LONG TERM COMPENSATION
                               -------------------                    ----------------------

                                                                         NUMBER OF SECURITIES
     NAME AND       FISCAL                           OTHER ANNUAL      UNDERLYING OPTIONS/SARS   ALL OTHER
PRINCIPAL POSITION   YEAR    SALARY        BONUS     COMPENSATION            GRANTED(#)         COMPENSATION(1)
-----------------------------------------------------------------------------------------------------------------
Jay H. Lustig        1996    $60,000      $ 6,000       $   -                  -                    -
Chairman of the      1995    $60,000        -               -                21,000                 -
Company              1994    $60,000        -               -                  -                    -

Marvin E. Melson     1996   $164,000      $16,400       $   -                  -                  $3,040
President of the     1995   $164,000      $16,400           -                26,000               $3,428
Company              1994  *$150,000       $9,000           -                  -                  $3,405

John T. Lettunich    1996   $110,000      $34,750       $   -                  -                  $2,635
Chairman and         1995   $110,000      $51,150           -                21,000               $2,592
President of NBC     1994   $100,000      $33,000           -                 5,000               $2,923
Bank - Eagle Pass

Frank D. Barrow     1996     $97,400      $25,000       $   -                   -                 $3,060
President of NBC    1995     $97,400      $26,000           -                21,000               $2,435
Bank - Rockdale     1994     $97,400      $25,000           -                 5,000               $2,353

_________________

* Reflects actual salary received; annual salary was adjusted in mid-1994 to $164,000.
(1) All other compensation reflects payments by the Company to the Company's 401(k) Plan on behalf of Named EXECUTIVES.

OPTION EXERCISES AND VALUATION

         The table below reports exercises of stock options by the Named Executives during fiscal year 1996 and the value of their unexercised stock options as of December 31, 1996. The stock options were granted pursuant to the Company's 1994 and 1995 Plans.


                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES



                                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED                IN-THE-MONEY
                                                  OPTIONS AT 12/31/96            OPTIONS AT 12/31/96
               ACQUIRED ON      VALUE         ---------------------------   --------------------------------
NAME           EXERCISE (#)   REALIZED ($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE      UNEXERCISABLE(1)
------------------------------------------------------------------------------------------------------------
Jay H. Lustig        -          $   -            7,000           14,000          $40,250            $80,500

Marvin E. Melson     -              -            8,667           17,333          $49,835            $99,665

John W. Lettunich    -              -            9,000           17,000          $52,890            $99,460

Frank D. Barrow      -              -            9,000           17,000          $52,890            $99,460

_________________

(1) The value of unexercised options is based on the difference between the closing sales price of $10.25 per share of Common Stock on December 31, 1996, and the option's exercise price.

DEFERRED COMPENSATION

         No deferred compensation has been awarded to the Named Executives.

EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements with Jay H. Lustig and Marvin E. Melson. Mr. Lustig's agreement, effective as of October 1, 1992, provides that he shall serve, at the pleasure and direction of the Company's Board of Directors, as the Chairman of the Board of the Company. Upon the expiration of the initial three year term, the agreement shall be automatically renewed for successive periods of one year each, unless, not later than 30 days prior to the end of the initial term or any renewal term, either party has given notice that it does not wish to extend the agreement. During the term of employment, the agreement provides for an annual base salary of $60,000. Mr. Lustig is also eligible to participate in any other compensation, tax benefit or other benefit plan of the Company, and is entitled to reimbursement of all reasonable and customary expenses incurred in performing services thereunder in accordance with the Company's policies and procedures. Mr. Lustig's employment agreement also provides that in the event the Company terminates or elects not to renew the agreement other than for cause (or if the Company breaches the agreement), Mr. Lustig will receive the greater of the amount of salary for he would have otherwise received for the partial term remaining or six month's salary at the rate then in effect for such period, payable in a lump sum within 30 days of termination. The agreement obligates the Company to indemnify and hold harmless the employee to the fullest extent authorized or permitted by Texas law, and to the fullest extent so permitted, to require the Company to advance expenses on behalf of the employee as incurred.

         On January 1, 1997, Mr. Melson entered into an employment agreement with the Company. The term of this agreement is for two years, with a provision for automatic renewal for continuing one year terms unless either the Company or Mr. Melson gives prior notice of their intention not to continue with the agreement. Pursuant to the agreement, Mr. Melson is to receive an annual base salary of $164,000 to be paid by the Company. Mr. Melson is also eligible to participate in any other compensation, tax benefit or other benefit plan of the Company. Mr. Melson is, in addition, entitled to the use of a Company automobile or to reimbursement for auto rental expenses related to his employment if no Company automobile is available.

         If Mr. Melson is unable to perform his duties under this agreement as a result of incapacity due to physical or mental illness, Mr. Melson is entitled to receive, and not in lieu of any disability benefits, the full salary he would have otherwise received under this agreement for the partial term remaining in the then current term of this agreement plus, as a lump sum, an additional amount equal to the greater of (i) the amount of salary Mr. Melson would have otherwise received for the partial term remaining in the then current term, or (ii) six months' salary at the rate in effect for such period ("the Additional Amount"). If Mr. Melson's employment is terminated by death, the Company shall pay to Mr. Melson's legal representative or beneficiary, the full salary he would have received under this agreement for the partial term remaining in the current term of this agreement plus the Additional Amount. If Mr. Melson's employment is terminated for cause, Mr. Melson shall receive all amounts due to him through thirty days after notice of termination has been given. The agreement obligates the Company to indemnify and hold harmless the employee to the fullest extent authorized or permitted by Texas law, and to the fullest extent so permitted, to require the Company to advance expenses on behalf of the employee as incurred.

PENSION AND PROFIT SHARING PLANS

         During 1993, the Company adopted a defined contribution profit sharing plan (the "401(k) Plan") for the benefit of substantially all employees. The 401(k) Plan includes a 401(k) retirement plan feature. Employees are allowed to make contributions to the 401(k) Plan. Each subsidiary Bank's contribution to the 401(k) Plan is determined annually by that Bank's Board of Directors. Profit sharing expense for the years ended December 31, 1996 and 1995, totaled $49,515 and $63,778, respectively. Three Named Executives received contributions to the 401(k) Plan in 1996 and 1995: Frank D. Barrow received $3,060 in 1996 and $2,435 in 1995; John W. Lettunich received $2,635 in 1996 and $2,592 in 1995; and Marvin E. Melson received $3,040 in 1996 and $3,428 in 1995.

INCENTIVE BONUS PLAN

         In March 1995, the Board of Directors of the Company adopted a bonus plan for its employees and the employees of its subsidiary Banks. The amount of money available for distribution in the bonus pool is dependent upon the return on average assets for each subsidiary Bank, the results of an independent loan review of each Bank and the results of the applicable governmental regulator's examination of each subsidiary Bank. Each President of the subsidiary Banks, in consultation with one or more principal officers of the respective Bank, determines the amount which will be awarded from the bonus pool to the employees of the Bank. The amount of the bonus available for the Presidents of the subsidiary Banks is determined by the Board of Directors of the Company but still comes from the bonus pool. The amount of money available in the bonus pool, which is subjectively determined by the Board of Directors of the Company, ranges from a low of 3.75% of the after-tax return on average assets to a maximum of 7.55% of the after-tax return on average assets for each subsidiary Bank. For 1996 and 1995, each Bank had to achieve a return on average assets of between 1.44% to 1.63% or better to qualify for the maximum 7.55% bonus pool. In 1996, NBC-Rockdale had a return on average assets which entitled them to the maximum bonus pool. NBC-Laredo had a return on average assets which entitled them to a bonus of 7.40% and NBC-Laredo had a return on average assets which entitled them to a bonus of 7.45%. In 1995, NBC-Eagle Pass and NBC-Rockdale had a return on average assets which entitled them to the maximum bonus pool. NBC-Laredo had a return on average assets which entitled it to a bonus of 7.45% in 1995.

1995 STOCK PLAN

         On May 26, 1995, the Shareholders of the Company adopted the 1995 Stock Plan (the "1995 Plan"). The aggregate number of authorized but unused shares of Common Stock which may be issued pursuant to the 1995 Plan is 214,000, however, the number of shares issuable under the 1995 Plan is reduced by the number of shares issuable or issued upon the exercise of options granted pursuant to the 1994 Plan. As of March 10, 1997, options to purchase 29,000 shares of Common Stock have been issued under the 1994 Plan and the options to purchase 122,700 shares of Common Stock have been issued under the 1995 Plan. As a result, 50,100 shares will be available for issuance under the 1995 Plan. If any option granted under the 1995 Plan or the Company's outstanding options shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares of Common Stock subject to such options shall again be available for grants or purchase under the 1995 Plan. In the event of termination of the optionee's employment with the Company for any reason whatsoever, the option shall expire thirty days after such termination. An optionee may not dispose of any shares of stock pursuant to the exercise of the option granted hereunder until six months after the date of the grant of the option. An option may provide for acceleration of exercise in the event of a change in control of the Company. Shares exercisable from options are subject to adjustment upon the occurrence of certain events, including merger, reorganization or stock dividend. The Board of Directors may terminate or amend the 1995 Plan in any respect at any time.

         In general, under the 1995 Plan, officers and other employees of the Company may be awarded Incentive Stock Options (ISOs) as defined in Section 422A(b) of the Internal Revenue Code, and directors, officers, employees and consultants of the Company, and other persons or entities may be granted (i) options which do not qualify as ISOs, (ii) awards of stock in the Company,
(iii) stock appreciation rights in conjunction with, or independently of, options granted thereunder, (iv) performance awards in the form of units representing phantom shares of stock, and (v) opportunities to make direct purchases of stock in the Company. In addition, each outside director of the Company (a director who is not an employee of the Company) will receive an annual grant of options to purchase 7,000 shares of Common Stock on the date of grant commencing March 1, 1995, all of which shall be exercisable over a seven year period at the fair market value of the Common Stock. Options to purchase 103,000 shares were granted on March 1, 1995, at an exercise price of $6.25 per share. The options vest in one-third increments beginning one year from the date of grant having a term of five years, with the exception of the 14,000 shares granted to the outside directors. Options to purchase 14,000 and 5,700 shares were granted on March 1, 1996 and September 30, 1996 at an exercise
prices of $11.25 and $11.00, respectively.   The options vest in one-fifth
increments beginning one year from the date of grant having a term of five years with the exception of the 14,000 shares granted to outside directors. Options to purchase 50,100 shares remain to be granted. The Named executives who have received options under the 1995 Plan are, Marvin E. Melson, who received 26,000 options and Jay H. Lustig, John W. Lettunich, and Frank D. Barrow who each received 21,000 options.


                            APPOINTMENT OF AUDITORS
                             (ITEM 2 ON PROXY CARD)

         The Board of Directors of the Company has appointed the firm Padgett, Stratemann & Co., L.L.P., to audit the accounts of the Company for the 1997
fiscal year.   Padgett, Stratemann & Co., L.L.P. has audited the Company's
financial statements since 1992.   Padgett, Stratemann & Co., L.L.P., also
performs an annual audit of the consolidated financial statements of the Company and performs periodic agreed-upon internal audit procedures at the Banks. Representatives of Padgett, Stratemann & Co., L.L.P. are expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         Approval of the appointment of auditors is not a matter which is required to be submitted to a vote of shareholders, but the Board of Directors considers it appropriate for the shareholders to express or withhold their approval of the appointment. If shareholder approval should be withheld, the Board would consider an alternative appointment for the succeeding year. The Board recommends that the shareholders vote FOR approval of the appointment of Padgett, Stratemann & Co., L.L.P. as independent auditors of the Company. The affirmative vote of a majority of the shares present and voting at the meeting in person and by proxy is required for approval.



SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

         Proposals of shareholders intended to be presented at the 1998 Annual Meeting of Shareholders must be received in writing by the Company at its corporate office no later than December 26, 1997. The Company's corporate office is located at 104 East Mann Road, Laredo, Texas 78042.

         The cost of soliciting proxies will be borne by the Company. To assist in the proxy solicitation, the Company has engaged Corporate Investors Communications, Inc. for a fee of $2,000, plus reimbursement for out-of-pocket expenses. Proxies may be solicited through the mail and through telephonic or telegraphic communication to, or by meeting with, shareholders or their representatives by directors, officers, and other employees of the Company who will receive no additional compensation therefor.

         The Company requests persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy. The Company reimburses such persons for their reasonable expenses.


                                 OTHER MATTERS

         No business other than the matters set forth in this proxy statement is expected to come before the Annual Meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the Annual Meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company.



By Order of the Board of Directors,

/s/ MARVIN E. MELSON

Marvin E. Melson,  President &  Secretary



Dated: April 18,1997

                    NATIONAL BANCSHARES CORPORATION OF TEXAS
                               104 EAST MANN ROAD
                              LAREDO, TEXAS 78042

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  OF NATIONAL BANCSHARES CORPORATION OF TEXAS.

    The undersigned acknowledges receipt of the Notice of Annual Meeting of National Bancshares Corporation of Texas (the "Company") and hereby appoints Jay
H. Lustig and Marvin E. Melson, and each of them, the attorneys of the undersigned, with power of substitution, for and in the name of the undersigned, to vote as proxies for the undersigned according to the number of shares of Common Stock the undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders of the Company to be held May 16, 1997, or at any adjournment thereof, and to vote all shares of Common Stock of the Company held by the undersigned and entitled to be voted upon the following matters as indicated on the reverse side.

    This Proxy may be revoked at any time prior to the voting thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS NUMBER 1, NUMBER 2 AND NUMBER 3.

1. To vote the nominees for the Board of Directors.

FOR all nominees listed below  [ ] WITHHOLD AUTHORITY  [ ]                    * EXCEPTIONS  [ ]
                                   to vote for all nominees listed below

    Jay H. Lustig, Marvin E. Melson, H. Gary Blankenship, John W. Lettunich,
                                Charles T. Meeks

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE EXCEPTIONS BOX AND WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

* Exceptions
--------------------------------------------------------------------------------

                     (Please date and sign on other side.)

2. To vote the appointment of Padgett, Stratemann & Co., L.L.P. as the Company's auditors for the 1997 fiscal year.

                    FOR  [ ]    AGAINST  [ ]    ABSTAIN  [ ]

3. In their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Address Change and/or Comments
--------------------------------------------------------------------------------

                                                  Dated                   , 1997
                                                       -------------------


                                                  ------------------------------
                                                  Signature(s)


                                                  ------------------------------
                                                  Signature(s)
                                                  Please sign exactly as your
                                                  name appears to the left. When
                                                  shares are held by joint
                                                  tenants, both should sign.
                                                  When signing as attorney, as
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give full title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  President or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

              VOTES MUST BE INDICATED X [X] IN BLACK OR BLUE INK.
   PLEASE COMPLETE, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.